EXHIBIT 32(a)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of Acxiom Corporation (the Company) on Form 10-K/A for the fiscal year ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Charles D. Morgan, Company Leader (principal executive officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Charles D. Morgan

Charles D. Morgan

Company Leader

(principal executive officer)

July 30, 2007